EXHIBIT 10.2

Name of Employee:	No. of Shares:

Exercise Price:

VALLEY NATIONAL BANCORP

NONQUALIFIED STOCK OPTION AGREEMENT

VALLEY NATIONAL BANCORP, a New Jersey corporation (the “Company”), this              day of                         , 200    , (the “Option Date”) hereby grants to              (the “Employee”), an employee of the Company or a subsidiary thereof, pursuant to the Company’s 2009 Long-Term Stock Incentive Plan (the “Plan”), an option to purchase shares of the Common Stock, no par value, of the Company (“Common Stock”) in the amount and on the terms and conditions hereinafter set forth.

1. Incorporation by Reference of Plan. The provisions of the Plan, a copy of which is being furnished herewith to the Employee, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Terms not defined herein have the meanings set forth in the Plan. In the event of any conflict between the terms of this agreement and the Plan, the terms of the Plan shall govern.

2. Grant of Option. The Company hereby grants to the Employee the option (the “Option”) to purchase all or any part of an aggregate of              shares of Common Stock (“Shares”) on the terms and conditions herein set forth.

3. Purchase Price. The purchase price of the shares of Common Stock subject to the Option shall be $             per share subject to adjustment as provided in Section 10 below.

4. Terms of Option. (a) Vesting. This Option shall not be exercisable until the dates shown below:

Notwithstanding the foregoing vesting schedule, upon the death or Retirement (as such term is defined in the Plan) of the Employee, all options shall become immediately exercisable.

(b) Final Termination. Notwithstanding anything to the contrary set forth herein, the Option shall no longer be exercisable 10 years and one day from the date hereof or such shorter as is prescribed in the Plan or in this Agreement.

5. Restrictions. This Option is subject to all the terms and conditions set forth in the Plan including, but not limited to, the following:

(a) This Option is not transferable, as provided in Section 6(c) of the Plan;

(b) This Option may be exercised for a period of up to two years, and in no event for a period of less than one year, after the Employee dies, as provided in Section 6(g)(1) of the Plan;

(c) This Option lapses upon the termination of employment if the termination is by the Company or by a subsidiary for Cause or is by the Employee (other than due to the Employee’s Retirement), as provided in Section 6(g)(2) of the Plan;

(d) This Option lapses at the conclusion of the remaining term of the Option and no event including the death of the Employee shall extend the exercise period beyond such date (as defined in the Plan);

(e) This Option lapses 90 days after the termination of Employee’s employment if the termination is for any reason other than Cause, Retirement, death or termination by the Employee (other than for Retirement), as provided in Section 6(g)(4) of the Plan; and

(f) This Option may be exercised by the designated beneficiaries of the Employee, as provided in Section 17(c) of the Plan.

6. Exercise. This Option shall be exercised by notice to the Company, accompanied by full payment, as set forth in Section 6(e) of the Plan. A sample form to be used in exercising this Option is attached.

7. Accelerated Stock Options. With respect to an Employee who was at any time a named executive officer (as determined under Item 402 of Regulation S-K of the Exchange Act), this Option is subject to all the terms and conditions set forth in the Plan regarding Accelerated Stock Options including, but not limited to, the following:

a.	The retention requirements as provided in Section 6(g) of the Plan; and

b.	The inclusion on any certificate issued by the Company for Shares obtained upon the exercise of the Option of a legend restricting transfer of Shares subject to the retention requirements as provided in Section 6(g) of the Plan.

8. Tax Treatment Upon Exercise. The Option is a “Nonqualified” Option and is not intended to be an incentive option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The income tax implications of your receipt of a nonqualified stock option and your exercise of such an option should be discussed with your tax counsel.

9. Securities Law Restrictions. The Company is under no obligation to file a registration statement under the Securities Act of 1933 with respect to the Shares to be received upon exercise of the Option. As provided by Section 16(f) of the Plan, unless a registration statement under the Act has been filed and remains effective with respect to the Shares, the Company shall require that the offer and sale of such Shares be exempt from the registration provisions of the Act. As a condition of such exemption, the Company shall require a representation and undertaking, in form and substance satisfactory to counsel for the Company, that the optionee is acquiring the Shares for his own account for investment and not with a view to the distribution or resale thereof and shall otherwise require such representations and impose such conditions as shall establish to the Company’s satisfaction that the offer and sale of the Shares issuable upon the exercise of the Option will not constitute a violation of the Act or any similar state act affecting the offer and sale. If the Shares are issued in an exempt transaction, the Shares shall bear the following restrictive legend:

“These shares have not been registered under the Securities Act of 1933. No transfer of the shares may be affected without an opinion of counsel to the Company stating that the transfer is exempt from registration under the Act and any applicable state securities laws or that the transfer of the shares is covered by an effective registration statement with respect to the shares.”

10. Restrictions on Transfer. This Option shall not be transferred, assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. In the event the terms of this paragraph are not complied with by the Employee, or if the Option is subject to execution, attachment or similar process, this Option shall immediately become null and void.

11. Anti-Dilution Provisions. If prior to expiration of the Option there shall occur any change in the outstanding Common Stock of the Company by reason of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, reorganization, liquidation, subscription rights offering, or the like, and as often as the same shall occur, then the kind and number of shares subject to the Option, or the purchase price per share of Common Stock, or both, shall be adjusted by the Compensation Committee in such manner as it may deem equitable, the determination of which shall be binding and conclusive. Failure of the Compensation Committee or Board to provide for any such adjustment shall be conclusive evidence that no adjustment is required. The Company shall have the right to engage a firm of independent certified public accountants, which may be the Company’s regular auditors, to make any computation provided for in this Section, and a certificate of that firm showing the required adjustment shall be conclusive and binding.

12. Acceptance of Provisions. The execution of this Agreement by the Employee shall constitute the Employee’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement.

13. Notices. Except as specifically provided in the Plan or this Agreement, all notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (i) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (ii) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to the Employee at his last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder.

14. Miscellaneous. This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to their subject matter, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey. The headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

VALLEY NATIONAL BANCORP

By:

(Employee)

FORM FOR EXERCISING NONQUALIFIED STOCK OPTION

                            , 200

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07474

Attn.:

I am (check one)

         an employee of Valley National Bancorp and/or its subsidiaries (the “Company”)

         a former employee of the Company

         the designated beneficiary of an employee of the Company

and, as such, I am entitled to exercise the option (the “Option”) granted pursuant to the attached Valley National Bancorp Nonqualified Stock Option Agreement (the “Agreement”).

I wish to exercise the Option to acquire              shares of the Company’s Common Stock (“Shares”) at the exercise price of $            , as set forth in the Agreement. My total payment representing the exercise price and the withholding tax which I must pay to you in connection with the exercise of the option is enclosed.

(Check one to indicate whether you are paying in:)

Cash

Check made payable to Valley National Bancorp

Other shares of the Company’s Common Stock (only with permission of the Company)

            By having shares of the Company’s Common Stock that would otherwise have been delivered upon exercise of an Option withheld by the Company (only with permission of the Company)

Other (only with permission of the Company)

If the Shares I acquire hereby have not been registered for sale under the Securities Act of 1933, as amended (which the Company is under no obligation to do), I represent to you that I am acquiring the Shares for investment purposes only and not with a view to distribution and I authorize you to place an appropriate restrictive legend on the certificates representing the Shares.

Please make a notation on the Agreement to evidence my exercise of the Option as set forth and return the Agreement (if any Options remain thereunder), along with a certificate representing the shares, to me at the address below.

SIGNATURE

(PRINT NAME)

(PRINT ADDRESS)

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